Exhibit 99.1

Skillsoft Reports Financial Results for the Fourth Quarter and Full Year of Fiscal 2024

●	Delivers Full-Year Adjusted EBITDA Above the Top End of Outlook Range
●	Accelerates Revenue Growth in Subscription-Based Content & Platform Segment to 4% for the Fourth Quarter
●	Increases LTM Dollar Retention Rates to 101% for the Fourth Quarter

DENVER – April 15, 2024 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced its financial results for the fourth quarter and full fiscal year ended January 31, 2024 and provided its financial outlook for full year fiscal 2025.

“Skillsoft delivered full-year Adjusted EBITDA above the top end of our outlook range, further enhancing our industry-leading profit profile as we drove accelerated revenue growth in our subscription-based Content & Platform segment,” said Richard G. Walker, Skillsoft’s Chief Financial Officer. “We seized the generative AI opportunity and successfully positioned Skillsoft as the partner of choice for enterprise customers seeking to prepare their workforces to utilize this important technology. More broadly, we supported the workforce transformation priorities of thousands of organizations and enabled a community of more than 90 million learners to build future-ready skills. Our ability to holistically address the reskilling and upskilling priorities of the world’s largest and most complex organizations gives us confidence in our strategy and our ability to deliver long-term profitable growth.”

Recent Business Highlights (1)(2)

●	Increased fourth quarter LTM Content & Platform Dollar Retention Rates to approximately 101%, up from approximately 100% in the prior year period.
●

Launched an expanded collection of more than 60 new learning scenarios and recognized with a 2024 AI Excellence Award by Business Intelligence Group for Skillsoft’s AI-powered coaching solution CAISY™.

●

Released new GenAI capabilities and enhancements to the Codecademy platform, including direct access to ChatGPT for prompt engineering from within the Codecademy platform, an AI-powered intelligent hint system, a mock interview simulator powered by GPT-4, and a real-time virtual coding assistant.

●	Named as a key learning partner for the launch of Accenture LearnVantage, a new service designed to help organizations reskill and upskill their people in technology, data, and AI.

Fiscal 2024 Fourth Quarter Select Metrics and Financials from Continuing Operations (1)(2)

●	Content & Platform segment GAAP Revenue of $102 million grew 4%. Total GAAP Revenue of $138 million declined 2%, with growth in the Content & Platform segment offset by a 16% decline in Instructor-Led Training segment GAAP Revenue to $36 million.
●	GAAP net loss of $245 million included a $202 million non-cash charge for goodwill and intangible impairment, and compared to a GAAP net loss of $53 million in the prior year. GAAP net loss per share of $30.38 compared to a GAAP net loss per share of $6.51 in the prior year. Pro forma Adjusted Net Loss of $25 million was favorable to a pro forma Adjusted Net Loss of $34 million in the prior year. Pro forma Adjusted Net Loss per share of $3.09 was favorable to a pro forma Adjusted Net Loss per share of $4.17 in the prior year.
●	Adjusted EBITDA from continuing operations of $28 million, reflecting a margin of 21% of GAAP Revenue, up from $22 million and a margin of 16% of GAAP Revenue in the prior year.
●	Free Cash Flow of positive $5 million, favorably compared to positive $1 million in the prior year.
●	Ended the quarter with $136 million of cash and cash equivalents.

Fiscal 2024 Full Year Select Metrics and Financials from Continuing Operations (1)(2)

●	Content & Platform segment bookings of $418 million grew 2%. Total bookings of $596 million declined 2%, with growth in the Content & Platform segment offset by a 10% decline in Instructor-Led Training segment bookings to $178 million.
●	Content & Platform segment GAAP Revenue of $405 million grew 5%. Total GAAP Revenue of $553 million was approximately flat to prior year, with growth in the Content & Platform segment offset by a 13% decline in Instructor-Led Training segment GAAP Revenue to $148 million. Content & Platform segment pro forma Revenue of $405 million grew 3%. Total pro forma Revenue of $553 million declined 2%, with growth in the Content & Platform segment offset by a 13% decline in Instructor-Led Training segment pro forma Revenue to $148 million.
●	GAAP net loss of $349 million favorably compared to a GAAP net loss of $725 million in the prior year. GAAP net loss per share of $43.38 favorably compared to a GAAP net loss per share of $91.26 in the prior year. Pro forma Adjusted Net Loss of $107 million favorably compared to a pro forma Adjusted Net Loss of $118 million in the prior year. Pro forma Adjusted Net Loss per share of $13.31 favorably compared to a pro forma Adjusted Net Loss per share of $14.91 in the prior year.
●	Pro forma Adjusted EBITDA from continuing operations of $105 million, reflecting a margin of 19% of pro forma Revenue, was up from $102 million and a margin of 18% of pro forma Revenue in the prior year.
●	Free Cash Flow of negative $15 million, favorably compared to negative $36 million in the prior year.

Full-Year Fiscal 2025 Financial Outlook (2)

The following table reflects Skillsoft’s financial outlook for the fiscal year ending January 31, 2025, based on current market conditions, expectations, and assumptions:

GAAP Revenue	$530 million – $550 million
Adjusted EBITDA	$105 million – $110 million

(1) Growth calculated relative to the comparable prior year period unless otherwise noted.

(2) See “Non-GAAP Financial Measures and Key Performance Metrics” below for the definitions of our key operational and non-GAAP metrics and how they are calculated and more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts. We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.

Key Operational Metrics and non-GAAP Financial Measures (3) (in thousands, except per share amounts)

	Three Months Ended				Year Ended
	January 31,		Change		January 31,		Change
	2024	2023	Dollar	Percent	2024	2023	Dollar	Percent
Bookings (4)
Continuing operations:
Content & Platform	$184,129	$186,269	$(2,140)	(1)%	$417,540	$408,578	$8,962	2%
Instructor-Led Training	42,125	48,625	(6,500)	(13)%	$178,110	198,569	(20,459)	(10)%
Total bookings	$226,254	$234,894	$(8,640)	(4)%	$595,651	$607,147	$(11,496)	(2)%

GAAP revenue
Continuing operations:
Content & Platform	$101,957	$97,871	$4,086	4%	$404,850	$384,378	$20,472	5%
Instructor-Led Training	35,583	42,450	(6,867)	(16)%	148,387	170,746	(22,359)	(13)%
Total	$137,540	$140,321	$(2,781)	(2)%	$553,237	$555,124	$(1,887)	(0)%

Pro forma revenue (4)
Continuing operations:
Content & Platform	$101,957	$97,871	$4,086	4%	$404,850	$392,436	$12,414	3%
Instructor-Led Training	35,583	42,450	(6,867)	(16)%	148,387	170,746	(22,359)	(13)%
Total pro forma revenue	$137,540	$140,321	$(2,781)	(2)%	$553,237	$563,182	$(9,945)	(2)%

GAAP net income (loss)	$(245,326)	$(53,479)	$(191,847)	359%	$(349,285)	$(724,964)	$375,679	(52)%

Pro forma non-GAAP operating expenses (4)
Pro forma non-GAAP costs of revenues	$38,020	$42,104	$(4,084)	(10)%	$151,842	$151,638	$204	0%
Pro forma non-GAAP content and software development expenses	15,378	12,659	2,719	21%	59,303	61,524	(2,221)	(4)%
Pro forma non-GAAP selling and marketing expenses	39,220	44,485	(5,265)	(12)%	166,016	168,415	(2,399)	(1)%
Pro forma non-GAAP general and administrative expenses	16,664	19,024	(2,360)	(12)%	71,001	79,440	(8,439)	(11)%
Total pro forma non-GAAP operating expenses	$109,282	$118,272	$(8,990)	(8)%	$448,162	$461,017	$(12,855)	(3)%

Pro forma adjusted net income (loss) & adjusted EBITDA (4)
Continuing operations:
Pro forma adjusted net income (loss)	$(24,966)	$(34,244)	$9,278	NA	$(107,157)	$(118,427)	$11,270	NA
Pro forma adjusted net income (loss) per share	$(3.09)	$(4.17)	$1.08	NA	$(13.31)	$(14.91)	$1.60	NA
Pro forma adjusted EBITDA	$28,258	$22,049	$6,209	28%	$105,075	$102,165	$2,910	3%
Pro forma adjusted EBITDA % of pro forma revenue	21%	16%			19%	18%

(3)   See "Non-GAAP Financial Measures and Key Performance Metrics" below for the definitions of our key operational and non-GAAP metrics and how they are calculated.

(4)   For the twelve months ended January 31, 2023, the unaudited Pro Forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Codecademy as if the merger had closed on February 1, 2022.

Webcast and Conference Call Information

Skillsoft will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss its financial results. To access the call, dial (877) 413‑9278 from the United States and Canada or (215) 268‑9914 from international locations. The live event can be accessed from the Investor Relations section of Skillsoft’s website at investor.skillsoft.com. A replay will be available for six months.

About Skillsoft

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of high-quality content, an AI-enabled platform that is personalized and connected to customer needs, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skills gaps, unlocking human potential, and transforming the workforce. Learn more at www.skillsoft.com.

Non-GAAP Financial Measures And Key Performance Metrics

We track the non-GAAP financial measures and key performance metrics that we believe are key financial measures of our success. Non-GAAP measures and key performance metrics are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures and key performance metrics when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures and key performance metrics have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures and key performance metrics may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We have provided at the back of this release reconciliations of our historical non-GAAP financial measures to the comparable GAAP measures.  We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

We disclose the following non-GAAP financial measures and key performance metrics in this press release because we believe these non-GAAP financial measures and key performance metrics provide meaningful supplemental information.

●

Bookings - Bookings in any particular period represents the dollar value of orders received during that period and reflects (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non- subscription services, and (iii) sales to new customers. Bookings generally represents a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such bookings over the following 12 months. We use bookings to measure and monitor current period business activity with respect to our ability to sell subscriptions, and accompanying services to our platform. Bookings are adjusted and presented on a pro forma basis as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma revenue – Pro forma revenue is defined as GAAP revenue adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability. Pro forma revenue is reconciled to the reported GAAP revenue for all periods presented.

●

Dollar retention rate (“DRR”) - For existing customers at the beginning of a given period, DRR represents subscription renewals, upgrades, churn, and downgrades in such period divided by the beginning total renewable base for such customers for such period. Renewals reflect customers who renew their subscription, inclusive of auto-renewals for multi-year contracts, while churn reflects customers who choose to not renew their subscription. Upgrades include orders from customers that purchase additional licenses or content (e.g., a new Leadership and Business module), while downgrades reflect customers electing to decrease the number of licenses or reduce the size of their content package. Upgrades and downgrades also reflect changes in pricing. We use our DRR to measure the long-term value of customer contracts as well as our ability to retain and expand the revenue generated from our existing customers.

●

Adjusted net income (loss) - Adjusted net income/(loss) is defined as GAAP net income (loss) excluding non-cash items, discrete and event-specific costs that do not represent normal, recurring, cash operating expenses necessary for our business operations, and certain accounting income and/or expenses that management believes are necessary to enhance the comparability and are useful in assessing our operating performance, include the following (including the related tax effects):

○	Stock-based compensation expense – Non-cash expense associated with stock-based compensation.
○	Restructuring charges – Severance costs and the abandonment of right-of-use assets resulting from the acquisition integration process and cost saving initiatives.
○	Fair value adjustments – Mark-to-market adjustments of warrants and hedge instruments.
○	Foreign currency impact – Unrealized and realized foreign exchange gains or losses due to fluctuations in currency exchange rates.
○	Acquisition and integration related costs – Costs incurred to effectuate an acquisition, including contingent compensation expenses, and integration related costs.
○	Transformation costs – Costs incurred to transform our operations through significant strategic non-ordinary course transactions.
○	System migration costs – Costs of temporary resources needed for the migration of content and customers from our legacy system to a global platform.
○	Income from discontinued operations – Income from discontinued operations that do not reflect our current operating performance.
○	(Gain) loss sale of business – Gain or loss on non-routine sale on business.
○	Impairment charges - Non-cash goodwill, intangible or other asset impairment charges.

●	Adjusted EBITDA - Adjusted EBITDA is defined as adjusted net loss excluding interest expense or income, benefit from or provision for income taxes, depreciation and amortization expense.

●

Non-GAAP operating expenses - GAAP operating expenses, less depreciation, stock-based compensation, system migration costs, transformation costs, other non-cash charges and pro forma adjustments, as applicable.

●

Pro forma adjusted net income (loss) – Pro forma adjusted net income (loss) is defined as adjusted net income (loss) adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma adjusted net income (loss) per share – Pro forma adjusted net income (loss) per share is defined as adjusted net income (loss) defined above divided by weighted average common shares outstanding.

●

Pro forma adjusted EBITDA – Pro forma adjusted EBITDA is defined as adjusted EBITDA adjusted in accordance with Regulation S-X, Article 11 as if Codecademy had merged on February 1, 2022, to enhance comparability.

●

Pro forma adjusted EBITDA % of pro forma revenue – Pro forma adjusted EBITDA  % of pro forma revenue is defined as pro forma adjusted EBITDA defined above as a percentage of pro forma revenue defined above.

Reclassifications

Certain amounts reported in prior years have been reclassified to conform to the presentation in the current year. These reclassifications had no effect on total assets, total liabilities, total stockholders' equity, or net income (loss) for the prior year.

Cautionary Notes Regarding Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including bookings, revenue, adjusted EBITDA, and free cash flow), our product development and planning, our sales pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may”, “will,” “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “forecast”, “seek”, “outlook”, “target”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors and Media

Chad W. Lyne

SVP, Strategic Finance & Investor Relations Officer

chad.lyne@skillsoft.com

SKILLSOFT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares)

	January 31, 2024	January 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$136,308	$170,359
Restricted cash	10,215	7,197
Accounts receivable, net of allowance for credit losses of approximately $562 and $221 as of January 31, 2024 and January 31, 2023, respectively	185,638	183,592
Prepaid expenses and other current assets	53,170	44,596
Total current assets	385,331	405,744
Property and equipment, net	6,639	10,150
Goodwill	317,071	457,744
Intangible assets, net	539,293	738,066
Right of use assets	8,044	14,633
Other assets	17,256	16,350
Total assets	$1,273,634	$1,642,687
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$6,404	$6,404
Borrowings under accounts receivable facility	44,980	39,693
Accounts payable	14,512	18,338
Accrued compensation	31,774	34,325
Accrued expenses and other current liabilities	29,939	41,474
Lease liabilities	3,049	4,198
Deferred revenue	282,570	280,676
Total current liabilities	413,228	425,108

Long-term debt	577,487	581,817
Warrant liabilities	—	4,754
Deferred tax liabilities	52,148	73,976
Long-term lease liabilities	9,251	11,947
Deferred revenue - non-current	2,402	1,778
Other long-term liabilities	13,531	11,551
Total long-term liabilities	654,819	685,823
Commitments and contingencies
Shareholders’ equity:
Shareholders’ common stock - Class A common shares, $0.0001 par value: 18,750,000 shares authorized and 8,380,436 shares issued and 8,080,659 shares outstanding at January 31, 2024, and 8,264,308 shares issued and 8,182,794 shares outstanding at January 31, 2023	1	1
Additional paid-in capital	1,551,005	1,521,587
Accumulated equity (deficit)	(1,321,478)	(972,193)
Treasury stock, at cost- 299,777 and 81,514 shares as of January 31, 2024 and January 31, 2023, respectively	(10,891)	(2,845)
Accumulated other comprehensive income (loss)	(13,050)	(14,794)
Total shareholders’ equity	205,587	531,756
Total liabilities and shareholders’ equity	$1,273,634	$1,642,687

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenues:
Total revenues	$137,540	$140,321	$553,237	$555,124
Operating expenses:
Costs of revenues	38,459	42,353	153,157	152,015
Content and software development	17,007	16,520	68,031	69,796
Selling and marketing	40,661	47,192	170,982	173,281
General and administrative	23,207	25,578	95,896	109,572
Amortization of intangible assets	36,425	42,064	152,511	170,260
Impairment of goodwill and intangible assets	202,233	—	202,233	641,362
Acquisition and integration related costs	2,225	4,010	5,063	30,663
Restructuring	5,386	2,005	13,978	12,294
Total operating expenses	365,603	179,722	861,851	1,359,243
Operating income (loss)	(228,063)	(39,401)	(308,614)	(804,119)
Other income (expense), net	(696)	1,705	(1,986)	4,438
Fair value adjustment of warrants	4	(2,922)	4,754	23,158
Fair value adjustment of interest rate swaps	(8,430)	(6,803)	2,756	(1,554)
Interest income	981	292	3,557	531
Interest expense	(16,652)	(15,952)	(65,335)	(53,493)
Income (loss) before provision for (benefit from) income taxes	(252,856)	(63,081)	(364,868)	(831,039)
Provision for (benefit from) income taxes	(7,530)	(6,739)	(16,265)	(40,973)
Income (loss) from continuing operations	(245,326)	(56,342)	(348,603)	(790,066)
Gain (loss) on sale of business	—	2,863	(682)	56,619
Income (loss) from discontinued operations, net of tax	—	—	—	8,483
Net income (loss)	$(245,326)	$(53,479)	$(349,285)	$(724,964)

Net income (loss) per share:
Ordinary – Basic and diluted - Continuing operations	$(30.38)	$(6.86)	$(43.29)	$(99.45)
Ordinary – Basic and diluted - Discontinued operations	—	0.35	(0.09)	8.19
Ordinary – Basic and diluted - Net income (loss)	$(30.38)	$(6.51)	$(43.38)	$(91.26)
Weighted average common shares outstanding:
Ordinary – Basic and diluted	8,075	8,216	8,052	7,944

SKILLSOFT CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended	Year Ended
	January 31, 2024	January 31, 2023
Cash flows from operating activities:
Net income (loss)	$(349,285)	$(724,964)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Impairment of goodwill and intangible assets	202,233	641,362
Amortization of intangible assets	152,511	176,690
Share-based compensation	31,067	36,622
Depreciation	3,330	6,508
Non-cash interest expense	2,074	2,098
Non-cash property, equipment, software and lease impairment charges	5,230	—
Provision for credit loss expense (recovery)	341	375
(Gain) loss on sale of business	682	(56,619)
Provision for (benefit from) income taxes – non-cash	(22,066)	(43,082)
Fair value adjustment of warrants	(4,754)	(23,158)
Fair value adjustment of interest rate swaps	(2,756)	1,554
Change in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2,091)	(1,560)
Prepaid expenses and other assets, including long-term	(4,601)	(13,588)
Right-of-use assets	2,940	3,715
Accounts payable	(3,848)	(5,982)
Accrued expenses and other liabilities, including long-term	(6,425)	(20,797)
Lease liabilities	(3,966)	(2,335)
Deferred revenues	2,202	2,228
Net cash provided by (used in) operating activities	2,818	(20,933)
Cash flows from investing activities:
Purchase of property and equipment	(4,181)	(4,913)
Internally developed software - capitalized costs	(13,722)	(10,352)
Sale of SumTotal, net of cash transferred	(5,137)	171,995
Acquisition of Codecademy, net of cash received	—	(198,914)
Net cash used in investing activities	(23,040)	(42,184)
Cash flows from financing activities:
Shares repurchased for tax withholding upon vesting of restricted stock-based awards	(1,649)	(4,279)
Payments to acquire treasury stock	(8,046)	(2,845)
Proceeds from issuance of term loans, net of fees	—	157,088
Proceeds from accounts receivable facility, net of borrowings	5,287	(34,936)
Principal payments on Term loans	(6,404)	(37,795)
Net cash provided by (used in) financing activities	(10,812)	77,233
Effect of exchange rate changes on cash and cash equivalents	1	(5,483)
Net increase (decrease) in cash, cash equivalents and restricted cash	(31,033)	8,633
Cash, cash equivalents and restricted cash, beginning of period	177,556	168,923
Cash, cash equivalents and restricted cash, end of period	146,523	177,556
Supplemental disclosure of cash flow information:
Cash and cash equivalents	$136,308	$170,359
Restricted cash	10,215	7,197
Cash, cash equivalents and restricted cash, end of period	$146,523	$177,556

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenues, as reported	$137,540	$140,321	$553,237	$555,124

Net income (loss), as reported	$(245,326)	$(53,479)	$(349,285)	$(724,964)

Income from discontinued operations, net of tax	—	—	—	(8,483)
Gain (loss) on sale of business	—	(2,863)	682	(56,619)
Impairment of goodwill and intangible assets	202,233	—	202,233	641,362
Acquisition and integration related costs	2,225	4,010	5,063	30,663
Restructuring	5,386	2,005	13,978	12,294
Foreign currency impact	479	(1,458)	1,992	(3,681)
Fair value adjustment of warrants	(4)	2,922	(4,754)	(23,158)
Fair value adjustment of interest rate swaps	8,430	6,803	(2,756)	1,554
Stock-based compensation expense	8,150	9,716	31,067	36,622
Transformation costs	823	1,091	3,326	8,355
System migration costs	594	1,175	2,174	5,524
Tax impact of non-GAAP adjustments	(7,957)	(4,124)	(10,878)	(34,583)
Adjusted net income (loss) from continuing operations	(24,966)	(34,202)	(107,157)	(115,114)

Interest expense, net	15,671	15,660	61,778	52,962
Expense (benefit from) income taxes, excluding tax impacts above	427	(2,615)	(5,387)	(6,390)
Depreciation	701	1,142	3,330	4,832
Amortization of intangible assets	36,425	42,064	152,511	170,260
Adjusted EBITDA from continuing operations	$28,258	$22,049	$105,075	$106,550

GAAP operating margin %	(165.9)%	(27.9)%	(55.9)%	(144.7)%
Amortization of intangible assets	26.5%	30.0%	27.7%	30.7%
Impairment of goodwill and intangible assets	147.0%	0.0%	36.6%	115.5%
Acquisition and integration related costs	1.6%	2.9%	0.9%	5.5%
Restructuring	3.9%	1.4%	2.5%	2.2%
Stock-based compensation expense	5.9%	6.9%	5.6%	6.6%
Transformation costs	0.6%	0.8%	0.6%	1.5%
System migration costs	0.4%	0.8%	0.4%	1.0%
Depreciation	0.5%	0.8%	0.6%	0.9%
Adjusted EBITDA margin %	20.5%	15.7%	19.0%	19.2%

SKILLSOFT CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - continued

(in thousands, unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Operating expenses:
GAAP costs of revenues	$38,459	$42,353	$153,157	$152,015
Depreciation	(140)	(150)	(553)	(1,110)
Stock-based compensation	(299)	(99)	(762)	(210)
Codecademy pro forma (1)	—	—	—	943
Non-GAAP costs of revenues	38,020	42,104	151,842	151,638

GAAP content and software development	17,007	16,520	68,031	69,796
Depreciation	(67)	(43)	(236)	(330)
Stock-based compensation	(968)	(2,643)	(6,318)	(7,859)
System migration	(594)	(1,175)	(2,174)	(5,524)
Codecademy pro forma (1)	—	—	—	5,441
Non-GAAP content and software development	15,378	12,659	59,303	61,524

GAAP selling and marketing	40,661	47,192	170,982	173,281
Depreciation	(83)	(304)	(922)	(959)
Stock-based compensation	(1,358)	(2,403)	(3,793)	(7,537)
Transformation	—	—	(251)	(35)
Codecademy pro forma (1)	—	—	—	3,665
Non-GAAP selling and marketing	39,220	44,485	166,016	168,415

GAAP general and administrative	23,207	25,578	95,896	109,572
Depreciation	(411)	(645)	(1,619)	(2,433)
Stock-based compensation	(5,525)	(4,571)	(20,194)	(21,016)
Transformation	(607)	(1,338)	(3,082)	(9,078)
Codecademy pro forma (1)	—	—	—	2,395
Non-GAAP general and administrative	16,664	19,024	71,001	79,440

Total GAAP operating expenses	119,334	131,643	488,066	504,664
Depreciation	(701)	(1,142)	(3,330)	(4,832)
Stock-based compensation	(8,150)	(9,716)	(31,067)	(36,622)
System migration	(594)	(1,175)	(2,174)	(5,524)
Transformation (2)	(607)	(1,338)	(3,333)	(9,113)
Codecademy pro forma (1)	—	—	—	12,444
Total Non-GAAP operating expenses	$109,282	$118,272	$448,162	$461,017

(1)	For the twelve months ended January 31, 2023, the unaudited pro forma financial information is presented in accordance with Regulation S-X, Article 11 to enhance comparability for all periods by including operating results for Codecademy as if the merger had closed on February 1, 2022.
(2)	This line item does not agree to the amounts reflected on preceding table due to certain transformation expenses not being reflected in GAAP operating expenses.

SKILLSOFT CORP.

PRO FORMA REVENUE

(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenue, as reported	$137,540	$140,321	$553,237	$555,124

Pro forma adjustments
Revenue from acquisitions (1)	—	—	—	8,058
Pro forma revenue (2)	$137,540	$140,321	$553,237	$563,182

(1)	Revenue from acquisitions for the twelve months ended January 31, 2023 only includes Codecademy's revenue for the period from February 1, 2022 to April 4, 2022 as its post-acquisition revenue is included in the GAAP revenue.
(2)

Pro forma revenue is presented in Note 3 "Business Combinations" of the Notes to Consolidated Financial Statements included in our Form 10-K to be filed with the SEC for the year ended January 31, 2024 in accordance with Regulation S-X, Article 11.

SKILLSOFT CORP.

PRO FORMA ADJUSTED NET INCOME (LOSS)

(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Adjusted net income (loss) from continuing operations (1)	$(24,966)	$(34,203)	$(107,157)	$(115,114)

Pro forma adjustments
Interest adjustment for debt prepayment (2)	—	(38)	—	887
Tax impact of adjustments above	—	(3)	—	(44)
Adjusted net income (loss) from acquisitions (3)	—	—	—	(4,156)
Pro forma adjusted net income (loss)	$(24,966)	$(34,244)	$(107,157)	$(118,427)
Pro forma adjusted net income (loss) per share	$(3.09)	$(4.17)	$(13.31)	$(14.91)

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)

Under the terms of our Amended Credit Agreement, the net proceeds attributable to the sale of SumTotal required a mandatory prepayment of $31.4 million. Interest expense under the Amended Credit Agreement is adjusted for the prepayment.

(3)	Adjusted net income (loss) from acquisitions for the twelve months ended January 31, 2023 only includes Codecademy's adjusted net income (loss) for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted net income (loss) is included in the adjusted net income (loss) from continuing operations.

SKILLSOFT CORP.

PRO FORMA ADJUSTED EBITDA

(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Pro forma adjusted EBITDA
Adjusted EBITDA from continuing operations (1)	$28,258	$22,049	$105,075	$106,550

Pro forma adjustments:
Adjusted EBITDA from acquisitions (2)	—	—	—	(4,385)
Pro forma adjusted EBITDA	$28,258	$22,049	$105,075	$102,165
Pro forma adjusted EBITDA % of pro forma revenue	21%	16%	19%	18%

(1)	See RECONCILIATION OF NON-GAAP FINANCIAL MEASURES within this press release for more details.
(2)	Adjusted EBITDA from acquisitions for the twelve months ended January 31, 2023 includes Codecademy's adjusted EBITDA for the period from February 1, 2022 to April 4, 2022 as its post-acquisition adjusted EBITDA is included in the adjusted EBITDA from continuing operations.

SKILLSOFT CORP.

FREE CASH FLOW RECONCILIATION

(in thousands)

	Three Months Ended January 31, 2024		Year Ended January 31,
	2024	2023	2024	2023
Free cash flow reconciliation
Net cash provided by (used in) operating activities	$11,499	$2,628	$2,818	$(20,933)
Purchase of property and equipment	(428)	(200)	(4,181)	(4,913)
Internally developed software - capitalized costs	(5,667)	(1,713)	(13,722)	(10,352)
Total free cash flow	$5,404	$715	$(15,085)	$(36,198)